Exhibit 10.2

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

This AMENDED AND RESTATED SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of March 11, 2022, is being entered into by and between Li-Cycle Holdings Corp., a corporation incorporated under the laws of the Province of Ontario with offices located at 207 Queen’s Quay West, Suite 590, Toronto, Ontario M5J1A7 (the “Company”), and LG Chem, Ltd., a corporation organized under the laws of the Republic of Korea (“Korea”) with offices located at LG Twin Towers, 128, Yeouidae-ro, Yeongdeungpo-gu, Seoul 07336, Korea (the “Subscriber”). This Agreement amends and restates, in its entirety, the Subscription Agreement, dated as of December 13, 2021 (the “Effective Date”), by and between the Company and the Subscriber (the “Original Agreement”).

RECITALS

WHEREAS, on the Effective Date, the Company and the Subscriber entered into the Original Agreement pursuant to which the Subscriber agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to the Subscriber, 2,208,480 shares (the “Acquired Shares”) of the common stock of the Company (the “Common Shares”), at the price of $11.32 per share, for an aggregate purchase price of $24,999,994 (the “Purchase Price”);

WHEREAS, the Company and the Subscriber also agreed in the Original Agreement to set forth certain agreements in relation to, among others, the subscription of the Acquired Shares;

WHEREAS, the Company and the Subscriber now wish to amend and restate the Original Agreement in its entirety on the date hereof, with effect from the Effective Date, as set forth herein; and

WHEREAS, on the Effective Date, the Company, the Subscriber and LG Energy Solution, Ltd. entered into that certain Standstill Agreement (the “Standstill Agreement”).

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	PURCHASE AND SALE OF THE ACQUIRED SHARES.

(a) Subscription. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue and sell to the Subscriber, and the Subscriber shall subscribe for, purchase and acquire from the Company, the Acquired Shares (such subscription, the “Subscription”) in consideration for the payment of the Purchase Price.

(b) Closing. Subject to the satisfaction or waiver (in writing) of the conditions set forth in Section 1(d), (e) and (f), the closing (the “Closing”) of the Subscription shall occur at the offices of Freshfields Bruckhaus Deringer LLP, 601 Lexington Avenue, 31st Floor, New York, NY 10022, on the third (3rd) Business Day following the satisfaction or waiver (in writing) of such conditions or as otherwise agreed by the parties hereto (such date, the “Closing Date”).

(c) Form of Payment for the Acquired Shares. At the Closing Date, subject to the satisfaction or waiver (in writing) of the conditions set forth in Section 1(d), (e) and (f), (i) the Subscriber shall pay the Purchase Price to the Company for the Acquired Shares and (ii) the Company shall deliver to the Subscriber or a custodian designated by the Subscriber, as applicable, the Acquired Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state, provincial or federal securities laws and those set forth in any Transaction Document (as defined below)), in the name of the Subscriber (or its nominee in accordance with its delivery instructions). Each book-entry for the Acquired Shares shall contain a notation, and each certificate (if any) evidencing the Acquired Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE REOFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

(d) The Closing shall be subject to the satisfaction on the Closing Date, or the waiver (in writing) by each of the parties hereto, of each of the following conditions:

(i) no suspension of the qualification of the Acquired Shares for offering, sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) no Governmental Entity (as defined below) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition;

(iii) the Subscriber, Li-Cycle Americas Corp., an indirect subsidiary of the Company and a corporation organized and existing under the laws of the Province of Ontario (“Li-Cycle”), and Traxys North America LLC (a limited liability company organized and existing under the laws of the State of Delaware) (“Traxys”) shall have entered into a 10-year Nickel Sulphate Off-take Agreement (the “Offtake Agreement”), covering (among other things) the sale to the Subscriber of certain battery-grade Nickel Sulphate from the planned hydrometallurgical processing facility of Li-Cycle to be located in Rochester, New York; and

(iv) the Closing (as defined in the Amended and Restated Subscription Agreement, dated as of the date hereof, between the Company and LG Energy Solution, Ltd.) shall have occurred simultaneously with the Closing hereof.

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(e) The obligations of the Subscriber at the Closing shall be subject to the satisfaction on the Closing Date, or the waiver by the Subscriber, of each of the following conditions:

(i) (A) the representations and warranties of the Company set forth in Article 3 of this Agreement (other than the representations and warranties set forth in Section 3(a) (Organization; Authority), Section 3(b) (Acquired Shares), Section 3(c) (Authorization; Validity; Enforcement) and Section 3(i) (Capitalization) (collectively, the “Fundamental Company Representations”) shall be true and correct (without giving effect to any limitations as to “materiality” or “Company Material Adverse Effect” set forth therein) as of the Effective Date and as of the Closing Date as though made on and as of the Closing Date (except for such representations and warranties that are made expressly as of a specific date, which representations and warranties shall be true and correct as of such date) in each case, except for such failures to be so true and correct as have not had, individually or in the aggregate, a Company Material Adverse Effect, and (B) each of the Fundamental Company Representations shall be true and correct in all respects as of the Effective Date and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that are made expressly as of a specific date, which representations and warranties shall be so true and correct as of such date);

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Company to consummate the Closing;

(iii) the Transactions (as defined below) shall have been approved by the investment committee of LG Energy Solution, Ltd.; and

(iv) the Company shall have delivered a certificate signed by an executive officer thereof confirming the satisfaction of the conditions in clauses (i) and (ii) above as of the Closing, provided that for the purpose of such certificate, the Offtake Agreement shall be deemed to be a part of the Transaction Documents and the representations and warranties, and covenants, agreements and conditions provided in this Agreement shall be read and construed accordingly.

(f) The obligations of the Company at the Closing shall be subject to the satisfaction on the Closing Date, or the waiver by the Company, of each of the following conditions:

(i) all representations and warranties of the Subscriber contained in Article 2 shall be true and correct in all material respects (other than such representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) as of the Effective Date and as of the Closing Date as though made on and as of the Closing Date (except for such representations and warranties that are made expressly as of a specific date, which representations and warranties shall be so true and correct as of such date); and

(ii) the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Subscriber to consummate the Closing; and

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(iii) the Subscriber shall have delivered a certificate signed by an executive officer thereof confirming the satisfaction of the conditions in clauses (i) and (ii) above as of the Closing.

(g) At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Agreement.

2.	SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES.

The Subscriber represents and warrants to the Company with respect to only itself that, as of the Effective Date and as of the Closing Date (unless expressly set forth otherwise herein), as follows:

(a) Organization. The Subscriber is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Authorization; Validity; Enforcement. The Subscriber has the requisite power and authority to execute and deliver this Agreement, the Offtake LOI setting out the terms and conditions to be included in the Offtake Agreement, and the Standstill Agreement attached hereto as Exhibit A (together, the “Transaction Documents”) and to consummate the transactions contemplated by this Agreement (the “Transactions”). The execution, delivery and performance by the Subscriber of the Transaction Documents and the consummation of the Transactions have been duly authorized by all necessary action on behalf of the Subscriber. No other proceedings on the part of the Subscriber are necessary to authorize the execution, delivery and performance by the Subscriber of any of the Transaction Documents and consummation of the Transactions. Each of the Transaction Documents has been duly and validly executed and delivered by the Subscriber. Assuming each of the Transaction Documents has been duly and validly authorized, executed and delivered on behalf of each of the parties thereto (other than the Subscriber), each of the Transaction Documents is, or will at the Closing constitute, valid and binding obligations of the Subscriber, enforceable against the Subscriber in accordance with its respective terms, subject to the limitation of such enforcement by the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

(c) Sufficiency of Funds. At and immediately prior to the Closing, the Subscriber will have cash and equity capital commitments in excess of the Purchase Price.

(d) No Conflicts. The execution and delivery by the Subscriber of the Transaction Documents, and the performance by the Subscriber of its obligations under the Transaction Documents, including the Transactions, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement,

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lease, license or other agreement or instrument to which the Subscriber is a party or by which the Subscriber is bound or to which any of the property or assets of the Subscriber is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Subscriber to perform its obligations hereunder; or (ii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Subscriber to perform its obligations under any Transaction Document.

(e) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization (each, a “Governmental Entity”) is required on the part of the Subscriber in connection with the execution, delivery and performance by the Subscriber of the Transaction Documents and the consummation by the Subscriber of the Transactions, except for any required filings pursuant to the Foreign Exchange Transaction Law of Korea, the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the rules of the United States Securities Exchange Commission (the “SEC”) and any consent, approval, order, authorization, registration, declaration, filing, exemption or review, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions by the Subscriber.

(f) Purchase for Investment. The purchase of the Acquired Shares is for the Subscriber’s own account and not with a view to the distribution thereof, provided that the disposition of the Subscriber’s property shall at all times be within the Subscriber’s control. The Subscriber understands that the Acquired Shares have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Acquired Shares.

(g) Accredited Investor; Restricted Securities. The Subscriber is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the offering and sale of the Acquired Shares is being made in reliance on a private placement exemption from registration under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.

(h) No Qualification in Canada. The Subscriber acknowledges having been informed by the Company that the Acquired Shares: (i) have not been qualified for distribution by prospectus in any jurisdiction of Canada, and (ii) may not be offered or sold in any jurisdiction of Canada during the course of their distribution except pursuant to a prospectus or exemption from the prospectus requirement under applicable securities laws in Canada. The Subscriber is not a resident in a jurisdiction of Canada.

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(i) Korea Securities Laws. The Subscription for the Acquired Shares by the Subscriber does not contravene, and is being made in compliance with, any applicable securities laws in the jurisdiction in which the Subscriber resides and does not give rise to any obligation of the Company to prepare and file a prospectus or similar document or to register the Common Shares or to be registered with or to file any report or notice with any governmental or regulatory authority (other than pursuant to the Foreign Exchange Transaction Law of Korea as set forth in Section 2(e)) or to otherwise comply with any continuous disclosure obligations under the applicable securities laws of the jurisdiction in which the Subscriber resides.

(j) Investment Decision. The Subscriber has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person (as defined below). Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person (as defined below) by or on behalf of the Company, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, it acknowledges that nothing in this Agreement or any other materials presented by or on behalf of the Company to it in connection with the purchase of the Acquired Shares constitutes legal, tax or investment advice. The Subscriber has adequate means of providing for its current needs and contingencies, has no need for liquidity with respect to its investment in the Acquired Shares, and acknowledges that a possibility of complete loss exists. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(k) Ownership of Capital Stock. Neither the Subscriber nor any affiliate of the Subscriber owns, directly or indirectly, any Common Shares of the Company (or securities convertible into Common Shares of the Company).

(l) Accuracy of Representations. The Subscriber understands that the Company is relying and will rely upon the truth and accuracy of the foregoing representations and warranties, acknowledgments and agreements in connection with the transactions contemplated by this Agreement.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Subscriber that, as of the Effective Date and as of the Closing Date (unless expressly set forth otherwise herein), as follows:

(a) Organization; Authority. The Company has been duly incorporated and is validly existing as a corporation under the laws of the Province of Ontario, in good standing under the laws of the Province of Ontario (to the extent such concept exists in such jurisdiction), with the corporate power and capacity (as such term is interpreted under the laws of the Province of Ontario) to own, lease and operate its properties and conduct its business as presently conducted.

(b) Acquired Shares. As of the Closing Date, the Acquired Shares will be duly and validly authorized and, when issued and delivered to the Subscriber in accordance with the terms of this Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any statutory or contractual preemptive or similar rights.

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(c) Authorization; Validity; Enforcement. The Company has the requisite corporate power and capacity (as such term is interpreted under the laws of the Province of Ontario) to enter into, deliver and perform its obligations under the Transaction Documents. The execution, delivery and performance of the Transaction Documents to which it is a party and the consummation by the Company of the Transactions have been duly authorized by the board of directors (or other governing body) of the Company and all other necessary corporate action on the part of the Company. No other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of any of the Transaction Documents to which it is a party and consummation of the Transactions. Each of the Transaction Documents has been duly and validly executed and delivered by the Company. Assuming each of the Transaction Documents has been duly and validly authorized, executed and delivered on behalf of each of the parties thereto (other than the Company), each of the Transaction Documents is a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to the Enforceability Exceptions.

(d) No Conflicts. The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations under the Transaction Documents, including the issuance and sale of the Acquired Shares and the consummation of the Transactions, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Company and its Subsidiaries (as defined herein) taken as a whole (a “Company Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Agreement; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, for purposes of this clause (iii), would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Agreement.

(e) Governmental Authorization. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other Person in connection with the execution, delivery and performance by the Company of this Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) filings required by applicable state, provincial or federal securities laws, (ii) those required by the New York Stock Exchange (the “NYSE”) and (iii) the failure of which to obtain, give or make would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(f) Non-contravention. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company is now a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not been and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) Exchange Act Registration of Common Shares; Ontario Reporting Issuer Status. All of the issued and outstanding Common Shares have been registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE. The Company currently qualifies as a “foreign private issuer” as such term is defined in Rule 3b-4(c) under the Exchange Act. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the NYSE or the SEC with respect to any intention by such entity to deregister the Common Shares, or prohibit or terminate the listing of the Common Shares, on the NYSE. The Company has taken no action that is designed to terminate the registration of the Common Shares under the Exchange Act. The Company is not on a list of reporting issuers that is in default in the Province of Ontario. To the knowledge of the Company, there is no suit, action, proceeding or investigation pending or threatened against the Company by the Ontario Securities Commission to terminate the Company’s status as a reporting issuer in the Province of Ontario, nor has the Company taken any action that is intentionally designed to terminate the Company’s status as a reporting issuer in the Province of Ontario.

(h) Reports; Financial Statements.

(i) The Company has filed with or furnished to the SEC, as applicable, its shell company report on Form 20-F and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since August 9, 2021 (collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

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(ii) The consolidated statements of financial position and the related consolidated statements of loss and comprehensive loss, changes in equity and cash flows included in the Company Reports filed with the SEC under the Exchange Act have been prepared from, and are in accordance with, the books and records of the Company and its 100% owned consolidated subsidiary entities (“Subsidiaries”), fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates shown and the results of the consolidated loss and comprehensive loss, changes in equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, have been prepared in accordance with IFRS consistently applied during the periods involved, and in the case of unaudited financial statements except for the absence of footnote disclosure, and otherwise comply in all material respects with the requirements of the SEC.

(iii) Since August 9, 2021, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

(i) Capitalization. The authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of preferred shares. As of March 11, 2022, there were issued and outstanding: (i) 168,891,877 Common Shares of the Company (the “Outstanding Shares”); (ii) no preferred shares of the Company; (iii) options (the “Options”) to acquire an aggregate of 6,016,271 Common Shares of the Company, (iv) a convertible note (the “Convertible Note”) in the aggregate principal amount of $100,000,000 convertible into Common Shares at a conversion price of $13.43 per share and (v) an equity incentive plan (the “Incentive Plan”), pursuant to which up to 10% of the fully diluted Common Shares of the Company may be issued to employees, consultants and non-employee directors of the Company and its subsidiaries. Except for the Outstanding Shares, there are no other shares of any class or series in the capital of the Company outstanding. Except for the Options, the Convertible Note and the Incentive Plan, there are no options, warrants, convertible securities or other rights, agreements or commitments requiring, or which may require the issuance or sale by the Company or any of its Subsidiaries of any securities of the Company or any of its Subsidiaries.

(j) Litigation. There is no (and since November 1, 2018, there has not been any) proceeding pending or, to the Company’s knowledge, threatened by or against the Company and its Subsidiaries that, if adversely decided or resolved, has been or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or that would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to timely consummate the transactions contemplated hereby. None of the Company and its Subsidiaries nor any of their respective properties or assets is subject to any material order (including any order that would prevent, materially delay or materially impair the ability of the Company to timely consummate the transactions contemplated hereby).

(k) Compliance with Law. Each of the Company and its Subsidiaries (i) conducts, and since November 1, 2018 has conducted, its business in accordance with all laws and orders applicable to the Company or such Subsidiary, as applicable, and is not in violation of any such law or order, including any law or order related to COVID-19, and (ii) has not received any written communications from a Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance with any such law or order, except in the case of each of clauses (i) and (ii), as is not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(l) Intellectual Property.

(i) To the Company’s knowledge, the Company and its Subsidiaries own or have sufficient rights to all Company owned Intellectual Property Rights (as defined below) used in or necessary for the operation of the businesses of the Company and its Subsidiaries as currently conducted, without any violation or infringement (or in the case of third-party patents, patent applications, trademarks, trademark applications, service marks, or service mark applications, without any violation or infringement known to the Company) of the rights of any Person or entity.

(ii) To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company or any of its Subsidiaries violates or will violate any license or infringes or will infringe any rights to Intellectual Property Rights (as defined below) of any other Person or entity.

(iii) Other than with respect to commercially available software products under standard end-user object code license agreements, there is no outstanding option, license, agreement, claim, encumbrance or shared ownership interest of any kind relating to the Intellectual Property Rights (as defined below) owned or used by the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights (as defined below) of any other Person or entity.

(iv) None of the Company and its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business, would violate any Intellectual Property Rights (as defined below) of any other Person or entity.

(v) None of the Intellectual Property Rights (as defined below) owned by the Company or any of its Subsidiaries has been held invalid or unenforceable and there are no pending or, to the Company’s knowledge, threatened claims or legal actions asserting that such Intellectual Property Right is invalid or unenforceable. None of the Intellectual Property Rights (as defined below) of the Company and its Subsidiaries is or has been the subject matter of any dispute or potential dispute.

(vi) All registered Intellectual Property Rights (as defined below) owned by the Company or any of its Subsidiaries have been properly maintained and all applicable maintenance fees and renewal fees have been paid.

(vii) The Company and its Subsidiaries have used their commercially reasonable efforts to safeguard and maintain the secrecy of any Trade Secrets (as defined below) owned by the Company or any of its Subsidiaries. To the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of any Trade Secrets of or in the possession of or processed by the Company or any Subsidiary of the Company, or of any written obligations with respect to such.

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(viii) To the Company’s knowledge, since November 1, 2018, no Person is or was infringing, misappropriating, misusing, diluting or violating any Company owned Intellectual Property Right (as defined below) in any material respect. None of the Company or any Subsidiary has made any written claim commencing legal action against any Person alleging any infringement, misappropriation or other violation of any Company owned Intellectual Property Right (as defined below) in any respect.

(ix) “Intellectual Property Rights” means all (A) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing; (B) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing; (C) copyrights, works of authorship, data, database and design rights, and mask work rights, whether or not registered or published, and all registrations, applications renewals, extensions and reversions of any of any of the foregoing; (D) trade secrets, know-how, confidential or proprietary information, including invention disclosures, inventions, ideas, algorithms, formulae, processes, methods, techniques, and models, technologies, protocols, methodologies, formulations, layouts, specifications, discoveries, compositions, industrial models, architectures, drawings, plans, ideas, research and development, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case whether patentable or not and whether reduced to practice or not (collectively, “Trade Secrets”); (E) rights in software; and (F) any other intellectual or proprietary rights.

(m) No Registration of Acquired Shares; Ontario Prospectus Exemption. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Article 2, no registration under the Securities Act and no registration or qualification under any applicable state securities laws is required for the offer and sale of the Acquired Shares by the Company to the Subscriber in the manner contemplated by this Agreement. The distribution of the Acquired Shares to the Subscriber is exempt from the prospectus requirements of the Securities Act (Ontario) under Section 2.3 of Ontario Securities Commission Rule 72-503 Distributions Outside Canada.

(n) No General Solicitation. Neither the Company nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

(o) Accuracy of Representations. The Company understands that the Subscriber is relying and will rely upon the truth and accuracy of the foregoing representations and warranties, acknowledgments and agreements in connection with the transactions contemplated by this Agreement.

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4.	COVENANTS.

(a) Use of Proceeds. The Company will use the net proceeds from the Subscription for hub and spoke development and general corporate purposes.

(b) Listing; Ontario Securities Law Compliance. So long as the Subscriber holds any of the Acquired Shares, the Company shall use its reasonable best efforts to promptly secure and maintain the listing on the NYSE of all of the Acquired Shares (unless the Company is the subject of a take-private transaction). So long as the Subscriber holds any of the Acquired Shares, the Company shall use its reasonable best efforts to maintain the listing or authorization for quotation (as the case may be) of the Common Shares on the NYSE, the NYSE American, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”) (unless the Company is the subject of a take-private transaction). So long as the Subscriber holds any of the Acquired Shares, the Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Shares on an Eligible Market (unless the Company is the subject of a take-private transaction). The Company shall timely file a Form 72-503F under OSC Rule 72-503 Distributions Outside Canada in respect of the distribution of the Acquired Shares to the Subscriber.

(c) Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(d) Reasonable Best Efforts. Each of the parties hereto shall use its reasonable best efforts to cause the Closing to occur as promptly as practicable following the Effective Date, including by using such efforts to satisfy each of the conditions to Closing; provided, such obligation shall not require any party hereto to waive any such condition; and provided, further, that in the case of the Offtake Agreement, each party hereto shall be obligated to meet and confer with the other party hereto concerning the possible terms of such Offtake Agreement, but no such party shall have any obligation to agree to any such terms except in its sole discretion and this Agreement shall not be deemed an “agreement to agree” with respect thereto.

(e) Transfer Restrictions.

(i) The Subscriber shall not offer, sell, assign or transfer (including through hedging or derivative transactions) any of the Acquired Shares for a period of one hundred eighty (180) days after the Effective Date, other than to one or more Permitted Transferees. “Permitted Transferees” means (A)(1) the then-existing members, shareholders or other investors in the Subscriber in connection with the dissolution or winding-up of the Subscriber, or (2) any Person in connection with any consolidation or reorganization of the Subscriber directly or indirectly with or into one or more other investment vehicles; or (B) any affiliate of the Subscriber (other than any investment portfolio company of the Subscriber that is an affiliate) which controls, is controlled by or is under common control with the Subscriber.

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(ii) The Subscriber shall not offer, sell, assign or transfer any of the Acquired Shares to any Activist Investor (excluding for the purposes of this limitation transfers through broad underwritten offerings or ordinary brokerage transactions that result in an Activist Investor transferee without the knowledge by the Subscriber that such transfer would result in an Activist Investor transferee). “Activist Investor” means, as of the date of the proposed transfer, any Person identified on the most recently available “SharkWatch 50” list (or, if “SharkWatch 50” is no longer available, then the prevailing comparable list as reasonably determined by the Company), or any Person who, to the knowledge of the transferor, is an affiliate of any such Person.

(iii) If the Subscriber transfers any of the Acquired Shares to a third party that would, upon the consummation of such transfer, beneficially own 5% or more of the Company’s total outstanding Common Shares on an as-converted basis (excluding broad underwritten offerings and ordinary brokerage transactions), then the Subscriber shall cause the transferee, as a condition to such transfer, to become bound by the Standstill Agreement and the terms of this Section 4(e) (as if the transferee were the Subscriber).

(iv) Upon the occurrence of any transfer pursuant to Section 4(e)(i) or Section 4(e)(iii), the Subscriber shall cause the transferee to sign a joinder to this Agreement whereby the transferee shall be bound by, and assume, all of the terms and conditions hereof.

(f) Disclosure of Transactions and Other Material Information. The Company, on or about December 14, 2021, issued a press release (the “Press Release”) acceptable to the Subscriber disclosing the terms of the transactions contemplated by the Transaction Documents. After the Closing Date, the Company may file or furnish (i) a Current Report on Form 6-K with the SEC and a material change report with the Ontario Securities Commission, in each case describing all of the material terms of the transactions contemplated by the Transaction Documents, and (ii) the Press Release with the Ontario Securities Commission.

(g) Registration Rights.

(i) The Company agrees that, as soon as practicable (but in any case no later than thirty (30) calendar days after the Closing) (the “Filing Deadline”), it will file with the SEC (at its sole cost and expense) a registration statement under the Securities Act registering the resale of the Acquired Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (A) sixty (60) calendar days after the Closing (or ninety (90) calendar days after the Closing if the SEC notifies the Company that it will “review” the Registration Statement) and (B) ten (10) Business Days after the Company is notified (orally or in writing, whoever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). The Company agrees to cause such Registration Statement, or another shelf registration statement that includes the Acquired Shares, to remain effective until the earliest of (X) the third anniversary of the Closing, (Y) the date on which the Subscriber ceases to hold any Acquired Shares, or (Z) on the first date on which the Subscriber is able to sell all of its Acquired Shares under Rule 144 within the following 90-day period without limitation as to the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The Subscriber agrees to disclose its ownership to the Company upon request to assist it in making the determination described above. The Company may amend the

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Registration Statement so as to convert the Registration Statement to a Registration Statement on Form F-3 or Form F-10 at such time after the Company becomes eligible to use such form. The Subscriber acknowledges and agrees that the Company may suspend the use of any such Registration Statement if it determines (A) that the use of such Registration Statement would require the inclusion of financial statements that are unavailable for issue for reasons beyond the Company’s control, or (B) that in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act; provided that (1) the Company shall not so delay filing or so suspend the use of the Registration Statement on more than two (2) occasions or for a period of more than sixty (60) consecutive days or more than a total of one hundred twenty (120) calendar days, in each case in any three hundred sixty (360)-day period, (2) the Company shall have a bona fide business purpose for not making such information public and (3) the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Subscriber of such securities as soon as practicable thereafter. The Company’s obligations to include the Acquired Shares for resale in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Company such information regarding the Subscriber, the securities of the Company held by the Subscriber and the intended method of disposition of such Acquired Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Company to effect the registration of such Acquired Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations; provided, however, that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Acquired Shares (except as set forth in any Transaction Document). The Company will provide a draft of the Registration Statement to the Subscriber for review at least two (2) Business Days in advance of filing the Registration Statement. So long as the Subscriber delivers to the Company a completed questionnaire (which shall include representations and warranties as to relevant matters), the Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 4(g). For purposes of this Section 4(g), “Acquired Shares” includes any other equity security of the Company issued or issuable with respect to the Common Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As used herein “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City or the City of Toronto are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law

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to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City or the City of Toronto generally are open for use by customers on such day.

(ii) The Company shall advise the Subscriber within three (3) Business Days (email being sufficient) (at the Company’s expense): (A) when a Registration Statement or any post-effective amendment thereto has become effective; (B) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (D) subject to the provisions in this Agreement, of a suspension pursuant to Section 4(g)(i) or the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to this Section 4(g)(ii) shall solely provide that the use of the Registration Statement or prospectus has been suspended without setting forth the reason for such suspension and shall not contain any material non-public information regarding the Company). The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (A) through (D) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to Subscriber, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Subscriber agrees that it will promptly discontinue offers and sales of the Acquired Shares using a Registration Statement until the Subscriber receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above in clause (D) and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales (which notice shall not contain any material non-public information regarding the Company). If so directed by the Company, the Subscriber will deliver to the Company or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (x) to the extent the Subscriber is required to retain a copy of such prospectus in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

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(iii) For as long as the Subscriber holds the Acquired Shares, the Company will use commercially reasonable efforts to file all reports necessary to enable the Subscriber to resell the Acquired Shares pursuant to the Registration Statement and, when Rule 144 of the Securities Act becomes available to the Subscriber, Rule 144 of the Securities Act. In connection with any sale, assignment, transfer or other disposition of the Acquired Shares by the Subscriber pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Acquired Shares held by the Subscriber become freely tradable and upon compliance by the Subscriber with the requirements of this Agreement, if requested by the Subscriber, the Company shall use commercially reasonable efforts to cause the Company’s transfer agent to remove any restrictive legends related to the book-entry account holding the Acquired Shares and make a new, unlegended entry for such book-entry Acquired Shares sold or disposed of without restrictive legends within two (2) trading days of any such request therefor from the Subscriber; provided that the Company and the transfer agent have timely received from the Subscriber customary representations and other documentation reasonably acceptable to the Company and the transfer agent in connection therewith. Subject to receipt from the Subscriber by the Company and the transfer agent of customary representations and other documentation reasonably acceptable to the Company and the transfer agent in connection therewith, including, if required by the transfer agent, an opinion of the Company’s counsel, in a form reasonably acceptable to the transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, the Subscriber may request that the Company shall remove any legend from the share certificate, book-entry position or other instrument evidencing its Acquired Shares following the earliest of such time as such Acquired Shares (i) have been or are about to be sold or transferred pursuant to an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of the Acquired Shares. If restrictive legends are no longer required for the Acquired Shares pursuant to the foregoing, the Company shall, in accordance with the provisions of this Section 4(g)(iii) and within two (2) trading days of any request therefor from the Subscriber accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for such book-entry Acquired Shares. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(iv) Indemnification.

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(A)

The Company agrees to indemnify and hold harmless, to the extent permitted by law, the Subscriber, its directors, officers, employees, agents and each Person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of the Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as and to the extent, but only to the extent, the same are caused by or contained in any information regarding the Subscriber furnished in writing to the Company by or on behalf of the Subscriber expressly for use therein.

(B)

The Subscriber agrees to indemnify and hold harmless the Company, its directors, officers, agents, employees, agents and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue statement of a material fact contained in the Registration Statement, or any form of prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein (in the case of any prospectus, or any form of prospectus or preliminary prospectus or supplement thereto, in light of the circumstances under which they were made) or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Subscriber expressly for use therein. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation.

(C)

Any Person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and, (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties

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exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(D)

The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling Person of such indemnified party and shall survive the transfer of the Acquired Shares.

(E)

If the indemnification provided under this Section 4(g)(iv) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or

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relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4(g)(iv) from any Person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Acquired Shares giving rise to such contribution obligation.

5.	THE CLOSING.

(a) Closing Deliverables by the Subscriber. At the Closing, the Subscriber shall deliver to the Company:

(i) the Offtake Agreement, duly executed by the Subscriber;

(ii) the Purchase Price by wire transfer of immediately available funds; and

(iii) such other documents, instruments or certificates relating to the Transactions as the Company or its counsel may reasonably request, duly executed by the Subscriber.

(b) Closing Deliverables by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Subscriber:

(i) copy of the records of the Company showing the Subscriber as the owner of the Acquired Shares on and as of the Closing Date;

(ii) the Offtake Agreement, duly executed by Li-Cycle and Traxys; and

(iii) such other documents, instruments or certificates relating to the Transactions as the Subscriber or its counsel may reasonably request, duly executed by the Company and/or Li-Cycle.

6.	TERMINATION.

(a) This Agreement may be terminated at any time prior to the Closing Date:

(i) by mutual written agreement of the parties hereto;

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(ii) if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby, and such judgment, order, law, rule or regulation shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 6(a)(ii) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or primarily resulted in, the issuance, promulgation, enforcement, or entry of any such law or order;

(iii) by the Subscriber, if (A) there shall have been a breach by the Company of any representation, warranty, covenant or agreement contained herein that would result in the failure of any of the conditions set forth in Section 1(e) to be satisfied, (B) the Subscriber is not then in material breach of any provision of this Agreement and (C) such breach by the Company shall not have been cured on or prior to the earlier of (1) the Outside Date (as defined below) and (2) twenty (20) days after receipt by the Company of written notice of such breach from the Subscriber; provided, that (I) no such cure period shall be available with respect to any such breach by the Company if such breach was intentional and (II) any such cure period shall terminate at any time the Company is not exercising reasonable efforts to cure such breach;

(iv) by the Company, if (A) there shall have been a breach by the Subscriber of any representation, warranty, covenant or agreement contained herein that would result in the failure of any of the conditions set forth in Section 1(f) to be satisfied, (B) the Company is not then in material breach of any provision of this Agreement and (C) such breach by the Subscriber shall not have been cured on or prior to the earlier of (1) the Outside Date (as defined below) and (2) twenty (20) days after receipt by the Subscriber of written notice of such breach from the Company; provided, that (I) no such cure period shall be available with respect to any such breach by the Subscriber if such breach was intentional and (II) any such cure period shall terminate at any time the Subscriber is not exercising reasonable efforts to cure such breach; and

(v) by either the Subscriber or the Company if the Closing shall not have been consummated on or before April 22, 2022 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 6(a)(v) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or primarily resulted in, the failure of the Closing to occur on or prior to the Outside Date.

The party desiring to terminate this Agreement pursuant to this Section 6(a), shall give written notice of such termination to the other party.

(b) Effect of Termination. If this Agreement is terminated as permitted by Section 6(a) this Agreement shall become null and void and of no further force or effect, and such termination shall relieve each party to this Agreement from any liability or obligation under this Agreement except that nothing herein shall relieve any party from any liability or obligation for any willful breach of this Agreement or fraud that occurred prior to such termination.

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7.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any conflict of law that would require the application of the laws of any other jurisdiction. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF EITHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(a).

(b) Counterparts; Electronic Signatures. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

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(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Subscriber, the Company and their affiliates and Persons acting on their behalf, including the Original Agreement and any transactions by the Subscriber with respect to the Acquired Shares, and the other matters contained herein and therein, and this Agreement, the other Transaction Document, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein. Except as specifically set forth herein or therein, neither the Company, nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Subscriber. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt by the recipient, when delivered personally; (ii) upon receipt by the recipient, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) five (5) Business Days after deposit with an internationally recognized courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

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If to the Company:

Li-Cycle Holdings Corp.

207 Queen’s Quay West

Suite 590

Toronto, Ontario M5J1A7 Attention: Ajay Kochhar Email: ajay.kochhar@li-cycle.com with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP

601 Lexington Avenue, 31st Floor

New York, New York 10022

Attention: Paul M. Tiger, Andrea M. Basham

Email: Paul.Tiger@Freshfields.com

            Andrea.Basham@Freshfields.com

If to the Subscriber:

LG Chem, Ltd.

LG Twin Towers, 128 Yeouidae-ro

Yeongdeungpo-gu

Seoul 07336, Korea

Attention: Won Sang Lee

Email: billlee@lgchem.com

with a copy (which shall not constitute notice) to:

White & Case LLP

10 Gukjegeumyung-ro, 31st Floor One IFC

Yeongdeungpo-gu

Seoul 07326, Korea

Attention: Sungjin Kang

Email: sungjin.kang@whitecase.com

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an internationally recognized courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an internationally recognized courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

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(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscriber. The Subscriber may assign some or all of its rights hereunder to Permitted Transferees in connection with any transfer of any of its Acquired Shares without the consent of the Company, provided that any assignee agrees in writing to be bound by the provisions hereof and the Standstill Agreement that apply to the Subscriber in which event such assignee shall be deemed to be a Subscriber hereunder with respect to such assigned rights.

(h) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Common Shares and any other numbers in this Agreement that relate to the Common Shares shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the Effective Date. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for Subscriber (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(l) Remedies. Each party hereto shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which it has have been granted at any time under any other agreement or contract and all of the rights which it has under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each party hereto recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law would be inadequate relief to the other party hereto. Each party hereto therefore agrees that the other party hereto shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

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(m) Currency; Payments.

(i) Currency. Unless otherwise specified or the context otherwise requires all dollar amounts referred to in this Agreement are in United States Dollars (“U.S. Dollars”).

(ii) Payments. Whenever any payment of cash is to be made to any Person pursuant to this Agreement, unless otherwise expressly set forth herein, such payment shall be made in U.S Dollars by wire transfer of immediately available funds. Whenever any amount expressed to be due by the terms of this Agreement is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

[signature page follows]

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IN WITNESS WHEREOF, each of the Company and the Subscriber has caused its signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar

Name: Ajay Kochhar
Title: Chief Executive Officer

SUBSCRIBER:

LG CHEM, LTD.

By:	/s/ Hak Cheol Shin

Name: Hak Cheol Shin
Title: Chief Executive Officer, CEO

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EXHIBIT A

TRANSACTION DOCUMENTS

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